Exhibit 99.1

Release:	4:05 P.M. January 23, 2025

212-365-6721

IR@MCBankNY.com

Metropolitan Bank Holding Corp. Reports Fourth Quarter and Full Year 2024 Results

Strong Quarter and Full Year Results Underscored by Successful Execution of Strategic Initiatives

Financial Highlights

●The net interest margin for the fourth quarter of 2024 was 3.66%, an increase of 4 basis points compared to 3.62% for the prior linked quarter and an increase of 30 basis points compared to 3.36% for the prior year period.
●Total loans at December 31, 2024 were $6.0 billion, an increase of $137.0 million, or 2.3%, from September 30, 2024 and $409.3 million, or 7.3%, from December 31, 2023.
●Total deposits at December 31, 2024 were $6.0 billion, an increase of $245.7 million, or 4.3%, from December 31, 2023. The increase in deposits was due to a $934.7 million increase spread across most of the Bank’s various deposit verticals, partially offset by a $689.0 million decrease in GPG deposits due to the successful completion of the GPG wind down.
●Diluted earnings per share of $1.88 for the fourth quarter of 2024, compared to $1.08 for the prior linked quarter and $1.28 for the prior year period.
●Return on average equity of 11.8% and return on average tangible common equity1 of 12.0% for the fourth quarter of 2024.
●Asset quality continues to be stable. The ratio of non-performing loans to total loans was 0.54% at December 31, 2024, compared to 0.53% for the prior linked quarter.
●Liquidity remains strong. At December 31, 2024, cash on deposit with the Federal Reserve Bank of New York and available secured funding capacity totaled $2.9 billion, which represented 192% of our estimated uninsured deposits.
●The Company and Bank are “well capitalized” under applicable regulatory guidelines, with total risk-based capital ratios of 13.3% and 13.0%, respectively, at December 31, 2024, well above regulatory minimums.
●Continued progress on the Company’s previously announced Modern Banking in Motion Digital Transformation initiative.

1 Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 13.

NEW YORK, January 23, 2025 ‒ Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”), reported net income of $21.4 million, or $1.88 per diluted common share, for the fourth quarter of 2024 compared to $12.3 million, or $1.08 per diluted common share, for the third quarter of 2024, and $14.6 million, or $1.28 per diluted common share, for the fourth quarter of 2023.

Mark DeFazio, President and Chief Executive Officer, commented,

“I am pleased with MCB’s fourth quarter and full year performance for 2024. Beyond our core commercial banking business, we made meaningful progress on two major initiatives in 2024. First, MCB reached a significant milestone and successfully exited its 22-year old BaaS business with only a few minor operational tasks remaining. Throughout the exit, MCB demonstrated its core strengths by replacing the deposits associated with this business timely and efficiently, while increasing our NIM. The other significant initiative, our investment in a franchise-wide new technology stack, is expected to be completed by year end 2025. We are confident we have scaled these new technologies to support MCB’s diversified commercial banking business for years to come.

“While managing these initiatives, MCB advanced its sustained growth strategy with strong profitability, continued solid asset quality, and further solidified its presence in New York and several other markets around the country.

“Our solid performance in the dynamic environment of 2024 sets the stage for enhanced performance in 2025. I am particularly optimistic, in light of the anticipated improvement in the operating environment and the positive economic outlook. By maintaining our core discipline and implementing other opportunistic growth initiatives, we plan to continue to enhance our strong industry position in 2025 and beyond.”

Balance Sheet

Total cash and cash equivalents were $200.3 million at December 31, 2024, a decrease of $118.2 million, or 37.1%, from September 30, 2024 and a decrease of $69.2 million, or 25.7%, from December 31, 2023. The decrease from September 30, 2024, primarily reflects an increase in the loan book of $137.0 million and a $286.9 million decrease in deposits, partially offset by a $200.0 million increase in wholesale funding. The decrease from December 31, 2023, primarily reflects an increase in the loan book of $409.3 million and a $89.0 million decrease in wholesale funding, partially offset by $245.7 million increase in deposits and $87.6 million decrease in receivables from the GPG wind down.

Total loans, net of deferred fees and unamortized costs, were $6.0 billion at December 31, 2024, an increase of $137.0 million, or 2.3%, from September 30, 2024, and an increase of $409.3 million, or 7.3%, from December 31, 2023. Loan production was $309.0 million for the fourth quarter of 2024 compared to $460.6 million for the prior linked quarter and $342.5 million for the prior year period. The increase in total loans from September 30, 2024 was due primarily to an increase of $144.7 million in commercial real estate (“CRE”) loans (including owner-occupied), partially offset by a decrease of $23.5 million in commercial and industrial loans. The increase in total loans from December 31, 2023 was due primarily to an increase of $459.7 million in CRE loans (including owner-occupied), partially offset by a $90.8 million decrease in multi-family loans.

Total deposits were $6.0 billion at December 31, 2024, a decrease of $286.9 million, or 4.6%, from September 30, 2024, and an increase of $245.7 million, or 4.3%, from December 31, 2023. The decrease from September 30, 2024 was due primarily to a $678.3 million decrease in GPG deposits, partially offset by a $391.4 million increase spread across most of the Company’s various deposit verticals. The increase in deposits from December 31, 2023, was due to a $934.7 million increase spread across most of the Bank’s various deposit verticals, partially offset by a $689.0 million decrease in GPG deposits due to the successful completion of the GPG wind down.

At December 31, 2024, cash on deposit with the Federal Reserve Bank of New York and available secured funding capacity totaled $2.9 billion. The Company and the Bank each met all the requirements to be considered “well capitalized” under applicable regulatory guidelines. Total non-owner-occupied commercial real estate loans were 346.1% of total risk-based capital at December 31, 2024, compared to 353.3% and 368.1% at September 30, 2024 and December 31, 2023, respectively.

Income Statement

Financial Highlights

	Three months ended			Year ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Total revenues(1)	$71,004	$71,518	$63,555	$276,913	$250,739
Net income (loss)	$21,418	$12,266	$14,568	66,686	77,268
Diluted earnings (loss) per common share	$1.88	$1.08	$1.28	5.93	6.91
Return on average assets(2)	1.16%	0.67%	0.84%	0.91%	1.19%
Return on average equity(2)	11.8%	6.9%	9.0%	9.6%	12.4%
Return on average tangible common equity(2), (3), (4)	12.0%	7.0%	9.1%	9.7%	12.6%

(1)	Total revenues equal net interest income plus non-interest income.
(2)	For periods less than a year, ratios are annualized.
(3)	Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 13.
(4)	Net income divided by average tangible common equity.

Net Interest Income

Net interest income for the fourth quarter of 2024 was $66.6 million compared to $65.2 million for the prior linked quarter and $57.0 million for the prior year period. The $1.4 million increase from the prior linked quarter was due primarily to an increase in the average balance of loans and a decrease in the cost of funds, partially offset by a decrease in loan yields primarily related to reductions in short-term interest rates that affect floating rate loans, a decline in the average balance of overnight deposits, and an increase in the average balance of interest earning liabilities, including $80.3 million in wholesale funding. The $9.6 million increase from the prior year period was due primarily to an increase in the average balance of loans, an increase in loan yields, and a decrease in the average balance of borrowed funds, partially offset by an increase in the average balance of deposits.

Net interest income for the year 2024 was $253.1 million compared to $222.8 million for the prior year. The $30.2 million increase from the prior year was due primarily to an increase in the average balance of loans, an increase in loan yields, partially offset by an increase in the cost of funds and a shift from non-interest bearing deposits to interest bearing funding primarily related to the GPG exit.

Net Interest Margin

Net interest margin for the fourth quarter of 2024 was 3.66% compared to 3.62% and 3.36% for the prior linked quarter and prior year period, respectively. The 4 basis point increase from the prior linked quarter was driven largely by an increase in the average balance of loans and a decrease in the cost of funds, partially offset by a decrease in loan yields, a decrease in the average balance of overnight deposits, and an increase in the average balance of interest earning liabilities. The 30 basis point increase from the prior year period was due primarily to an increase in the average balance of loans, an increase in loan yields, and a decrease in the average balance of borrowed funds, partially offset by an increase in the average balance of deposits.

Net interest margin for the year 2024 was 3.53% compared to 3.49% for the prior year, primarily driven by an increase in the average balance of loans and the yield on loans, partially offset by an increase in the average balance of deposits and the cost of funds.

The total cost of funds for the fourth quarter of 2024 was 325 basis points compared to 339 basis points and 314 basis points for the prior linked quarter and prior year, respectively. The decrease from the prior linked quarter reflects the recent reduction in short-term interest rates, partially offset by the runoff of lower cost GPG deposits replaced with market rate deposits and wholesale borrowings. The increase from the prior year reflects the relatively high short-term interest rates in the earlier part of the year, the intense competition for deposits, and a shift from non-interest bearing deposits to interest bearing funding primarily related to the GPG exit.

The total cost of funds for the year 2024 was 332 basis points compared to 265 basis points for the prior year. The increase reflects the relatively high short-term interest rates in the earlier part of the year, the intense competition for deposits, and a shift from non-interest bearing deposits to interest bearing funding primarily related to the GPG exit.

Non-Interest Income

Non-interest income was $4.4 million for the fourth quarter of 2024, a decrease of $1.9 million from the prior linked quarter and a decrease of $2.2 million from the prior year period. The decrease from the prior linked quarter was driven primarily by a decline in GPG revenue as that business was wound down. The decrease from the prior year period was driven primarily by lower GPG revenue, partially offset by an increase in service charges on deposit accounts.

Non-interest income was $23.8 million for the year 2024, a decrease of $4.1 million from the prior year. The decrease from the prior year was driven primarily by lower GPG revenue as that business was wound down, partially offset by an increase in service charges on deposit accounts.

Non-Interest Expense

Non-interest expense was $38.2 million for the fourth quarter of 2024, a decrease of $13.1 million from the prior linked quarter and an increase of $1.0 million from the prior year period. The decrease from the prior linked quarter was due primarily to the pre-tax $10.0 million regulatory reserve recorded in the third quarter of 2024, which was recorded in connection with a matter involving the Attorney General of the State of Washington that was resolved in the fourth quarter of 2024. The $1.0 million increase from the prior year period was due primarily to a $1.4 million increase in compensation and benefits related to the increase in the number of employees and a $1.0 million increase in technology costs related to the digital transformation initiative, partially offset by a $1.3 million decrease in professional fees.

Non-interest expense was $173.6 million for the year 2024, an increase of $42.0 million from the prior year. The increase from the prior year was due primarily to the pre-tax $10.0 million regulatory reserve recorded in the third quarter of 2024, the $5.0 million reversal of the reserve in 2023, a $10.9 million increase in compensation and benefits related to the increase in the number and mix of employees, as well as severance related expenses, and a $6.1 million increase in technology costs related to the digital transformation initiatives.

Income Tax Expense

The effective tax rate for the year 2024 was 31.3% compared to 27.7% for the prior year. The effective tax rate for the prior year reflects a discrete tax item related to the exercise of stock options in the third quarter of 2023 and the reversal of the regulatory settlement reserve in that period.

Asset Quality

Credit quality remains stable. The ratio of non-performing loans to total loans was 0.54% at December 31, 2024 and 0.53% at September 30, 2024. The ratio of non-performing loans to total loans was 0.92% at December 31, 2023.

The allowance for credit losses was $63.3 million at December 31, 2024, an increase of $780,000 from September 30, 2024, and $5.3 million from December 31, 2023. The increase from September 30, 2024 primarily reflects loan growth. The increase from December 31, 2023 primarily reflects loan growth and a provision related to a single C&I loan.

Conference Call

The Company will conduct a conference call at 9:00 a.m. ET on Friday, January 24, 2025, to discuss the results. To access the event by telephone, please dial 800-579-2543 (US), 785-424-1789 (INTL), and provide conference ID: MCBQ424 approximately 15 minutes prior to the start time (to allow time for registration).

The call will also be broadcast live over the Internet and accessible at MCB Quarterly Results Conference Call and in the Investor Relations section of the Company’s website at MCB News. To listen to the live webcast, please visit the site at least 15 minutes prior to the start time to register, download and install any necessary audio software. For those unable to join for the live presentation, a replay of the webcast will also be available later that day accessible at MCB Quarterly Results Conference Call.

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the parent company of Metropolitan Commercial Bank (the “Bank”), a New York City based full-service commercial bank. The Bank provides a broad range of business, commercial and personal banking products and services to individuals, small businesses, private and public middle-market and corporate enterprises and institutions, municipalities, and local government entities.

Metropolitan Commercial Bank was named one of Newsweek’s Best Regional Banks and Credit Unions 2025. The Bank was ranked by Independent Community Bankers of America among the top ten successful loan producers for 2024 by loan category and asset size for commercial banks with more than $1 billion in assets. Kroll affirmed a BBB+ (investment grade) deposit rating on January 25, 2024. For the fourth time, MCB has earned a place in the Piper Sandler Bank Sm-All Stars Class of 2024.

The Bank is a New York State chartered commercial bank, a member of the Federal Reserve System and the Federal Deposit Insurance Corporation, and an equal housing lender. For more information, please visit the Bank’s website at MCBankNY.com.

Forward-Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that are difficult to predict and are generally beyond our control and may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to the following: the interest rate policies of the Federal Reserve and other regulatory bodies; an unexpected deterioration in the performance of our loan or securities portfolios; changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; unexpected increases in our expenses; different than anticipated growth and our ability to manage our growth; global pandemics, or localized epidemics, could adversely affect the Company’s financial condition and results of operations; potential recessionary conditions, including the related effects on our borrowers and on our financial condition and results of operations; an unanticipated loss of key personnel or existing clients, or an inability to attract key employees; increases in competitive pressures among financial institutions or from non-financial institutions which may result in unanticipated changes in our loan or deposit rates; unanticipated increases in FDIC insurance premiums or future assessments; legislative, tax or regulatory changes or actions, which may adversely affect the Company’s business; impacts related to or resulting from regional and community bank failures and stresses to regional banks; changes in deposit flows, funding sources or loan demand, which may adversely affect the Company’s business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition or results of operation to be reported or perceived differently; general economic conditions, including unemployment rates, either nationally or locally in some or all of the areas in which the Company does business, or conditions in the securities markets or the banking industry being less favorable than currently anticipated; inflation, which may lead to higher operating costs; declines in real estate values in the Company’s market area, which may adversely affect our loan production; an unexpected adverse financial, regulatory, legal or bankruptcy event experienced by our non-bank financial service clients; system failures or cybersecurity breaches of our information technology infrastructure and/or confidential information or those of the Company’s third-party service providers or those of our non-bank financial service clients for which we provide global payments infrastructure; emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business or clients; failure to maintain current technologies or technological changes that may be more difficult or expensive to implement than anticipated, and failure to successfully implement future information technology enhancements; the costs, including the possible incurrence of fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results; the current or anticipated impact of military conflict, terrorism or other geopolitical events; the successful implementation or consummation of new business initiatives, which may be more difficult or expensive than anticipated; the timely and efficient development of new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value and acceptance of these products and services by clients; changes in consumer spending, borrowing or savings habits; the risks associated with adverse changes to credit quality; an unexpected failure to successfully manage our credit risk and the sufficiency of our allowance for credit losses; credit and other risks from borrower and depositor concentrations (e.g., by geographic area and by industry); difficulties associated with achieving or predicting expected future financial results; and the potential impact on the Company’s operations and clients resulting from natural or man-made disasters, wars, acts of terrorism, cyberattacks and pandemics, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q which have been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Forward-looking statements speak only as of the date of this release. We do not undertake (and expressly disclaim) any obligation to update or revise any forward-looking statement, except as may be required by law.

Consolidated Balance Sheet (unaudited)

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(in thousands)	2024	2024	2024	2024	2023
Assets
Cash and due from banks	$13,078	$16,674	$18,152	$34,037	$31,973
Overnight deposits	187,190	301,804	226,510	500,366	237,492
Total cash and cash equivalents	200,268	318,478	244,662	534,403	269,465
Investment securities available-for-sale	482,085	510,966	504,748	497,789	461,207
Investment securities held-to-maturity	428,557	438,445	449,368	460,249	468,860
Equity investment securities, at fair value	5,109	5,213	2,122	2,115	2,123
Total securities	915,751	954,624	956,238	960,153	932,190
Other investments	30,636	26,586	26,584	32,669	38,966
Loans, net of deferred fees and unamortized costs	6,034,076	5,897,119	5,838,892	5,719,218	5,624,797
Allowance for credit losses	(63,273)	(62,493)	(60,008)	(58,538)	(57,965)
Net loans	5,970,803	5,834,626	5,778,884	5,660,680	5,566,832
Receivables from global payments business, net	—	96,048	90,626	93,852	87,648
Other assets	183,291	172,996	168,597	171,614	172,571
Total assets	$7,300,749	$7,403,358	$7,265,591	$7,453,371	$7,067,672

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$1,334,054	$1,780,305	$1,883,176	$1,927,629	$1,837,874
Interest-bearing deposits	4,648,919	4,489,602	4,286,486	4,309,913	3,899,418
Total deposits	5,982,973	6,269,907	6,169,662	6,237,542	5,737,292
Federal funds purchased	210,000	—	—	—	99,000
Federal Home Loan Bank of New York advances	240,000	150,000	150,000	300,000	440,000
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Secured and other borrowings	7,441	107,478	107,514	107,549	7,585
Prepaid third-party debit cardholder balances	—	21,970	22,631	18,685	10,178
Other liabilities	109,888	118,192	102,760	95,434	93,976
Total liabilities	6,570,922	6,688,167	6,573,187	6,779,830	6,408,651

Common stock	112	112	112	112	111
Additional paid in capital	400,188	397,963	395,520	393,341	395,871
Retained earnings	382,661	361,243	348,977	332,178	315,975
Accumulated other comprehensive gain (loss), net of tax effect	(53,134)	(44,127)	(52,205)	(52,090)	(52,936)
Total stockholders’ equity	729,827	715,191	692,404	673,541	659,021
Total liabilities and stockholders’ equity	$7,300,749	$7,403,358	$7,265,591	$7,453,371	$7,067,672

Consolidated Statement of Income (unaudited)

	Three months ended			Year ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Total interest income	$119,829	$120,454	$105,267	$468,379	$375,405
Total interest expense	53,226	55,221	48,273	215,295	152,569
Net interest income	66,603	65,233	56,994	253,084	222,836
Provision for credit losses	1,500	2,691	6,541	6,257	12,283
Net interest income after provision for credit losses	65,103	62,542	50,453	246,827	210,553

Non-interest income
Service charges on deposit accounts	2,177	2,135	1,671	8,269	6,071
Global Payments Group revenue	2,100	3,500	4,177	13,355	19,005
Other income	124	650	713	2,205	2,827
Total non-interest income	4,401	6,285	6,561	23,829	27,903

Non-interest expense
Compensation and benefits	19,615	19,885	18,210	77,859	66,961
Bank premises and equipment	2,520	2,471	2,317	9,656	9,344
Professional fees	3,687	4,745	5,031	21,320	18,064
Technology costs	1,989	2,969	974	11,012	4,940
Licensing fees	3,217	3,411	3,638	13,084	12,818
FDIC assessments	2,980	2,950	2,639	11,780	9,077
Regulatory settlement reserve	(537)	10,000	—	9,463	(5,521)
Other expenses	4,690	4,826	4,338	19,401	15,855
Total non-interest expense	38,161	51,257	37,147	173,575	131,538

Net income before income tax expense	31,343	17,570	19,867	97,081	106,918
Income tax expense	9,925	5,304	5,299	30,395	29,650
Net income (loss)	$21,418	$12,266	$14,568	$66,686	$77,268

Earnings per common share:
Average common shares outstanding:
Basic	11,196,822	11,193,063	11,062,729	11,179,074	11,060,110
Diluted	11,388,163	11,312,773	11,366,463	11,255,223	11,129,900
Basic earnings (loss)	$1.91	$1.10	$1.31	$5.97	$6.95
Diluted earnings (loss)	$1.88	$1.08	$1.28	$5.93	$6.91

Loan Production, Asset Quality & Regulatory Capital

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2024	2024	2024	2024	2023
LOAN PRODUCTION (in millions)	$309.0	$460.6	$290.8	$269.6	$342.5

ASSET QUALITY (in thousands)
Non-performing loans:
Commercial real estate	$25,087	$24,000	$24,000	$44,939	$44,939
Commercial and industrial	6,989	6,989	6,989	6,989	6,934
One- to four- family	452	—	—	—	—
Consumer	72	—	108	145	24
Total non-performing loans	$32,600	$30,989	$31,097	$52,073	$51,897
Non-performing loans to total loans	0.54%	0.53%	0.53%	0.91%	0.92%
Allowance for credit losses	$63,273	$62,493	$60,008	$58,538	$57,965
Allowance for credit losses to total loans	1.05%	1.06%	1.03%	1.02%	1.03%
Charge-offs	$(106)	$(122)	$(16)	$(3)	$(946)
Recoveries	$120	$2	$—	$2	$—
Net charge-offs/(recoveries) to average loans (annualized)	—%	0.01%	—%	—%	0.07%

REGULATORY CAPITAL
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	10.8%	10.6%	10.3%	10.3%	10.6%
Metropolitan Commercial Bank	10.6%	10.3%	10.1%	10.1%	10.3%

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	11.9%	11.9%	11.7%	11.6%	11.5%
Metropolitan Commercial Bank	12.0%	11.9%	11.8%	11.7%	11.5%

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	12.3%	12.2%	12.1%	11.9%	11.8%
Metropolitan Commercial Bank	12.0%	11.9%	11.8%	11.7%	11.5%

Total Risk-Based:
Metropolitan Bank Holding Corp.	13.3%	13.2%	13.0%	12.9%	12.8%
Metropolitan Commercial Bank	13.0%	12.9%	12.8%	12.6%	12.5%

Performance Measures

	Three months ended			Year ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Net income per consolidated statements of income	$21,418	$12,266	$14,568	$66,686	$77,268
Less: Earnings allocated to participating securities	—	—	(78)	—	(365)
Net income (loss) available to common shareholders	$21,418	$12,266	$14,490	$66,686	$76,903

Per common share:
Basic earnings (loss)	$1.91	$1.10	$1.31	$5.97	$6.95
Diluted earnings (loss)	$1.88	$1.08	$1.28	$5.93	$6.91
Common shares outstanding:
Period end	11,197,625	11,194,411	11,062,729	11,197,625	11,062,729
Average fully diluted	11,388,163	11,312,773	11,366,463	11,255,223	11,129,900
Return on:(1)
Average total assets	1.16%	0.67%	0.84%	0.91%	1.19%
Average equity	11.8%	6.9%	9.0%	9.6%	12.4%
Average tangible common equity(2), (3)	12.0%	7.0%	9.1%	9.7%	12.6%
Yield on average earning assets(1)	6.58%	6.68%	6.21%	6.53%	5.88%
Total cost of deposits(1)	3.15%	3.32%	2.98%	3.22%	2.43%
Net interest spread(1)	2.28%	1.93%	1.81%	1.94%	1.85%
Net interest margin(1)	3.66%	3.62%	3.36%	3.53%	3.49%
Net charge-offs as % of average loans(1)	—%	0.01%	0.07%	—%	0.02%
Efficiency ratio(4)	53.7%	71.7%	58.4%	62.7%	52.5%

(1)For periods less than a year, ratios are annualized.

(2)Net income divided by average tangible common equity.

(3)Non-GAAP financial measure. See Reconciliation of Non-GAAP Measures on page 13.

(4)Total non-interest expense divided by total revenues.

Interest Margin Analysis

	Three months ended
	Dec. 31, 2024			Sept. 30, 2024			Dec. 31, 2023
	Average		Yield /	Average		Yield /	Average		Yield /
(dollars in thousands)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)	Balance	Interest	Rate (1)
Assets:
Interest-earning assets:
Loans (2)	$6,027,313	$111,486	7.36%	$5,889,298	$111,286	7.52%	$5,538,095	$97,897	7.01%
Available-for-sale securities	567,548	3,256	2.28	581,529	3,350	2.29	532,970	2,430	1.82
Held-to-maturity securities	434,234	2,012	1.84	444,842	2,061	1.84	474,475	2,217	1.87
Equity investments	5,477	39	2.81	3,164	23	2.89	2,401	14	2.30
Overnight deposits	180,175	2,469	5.45	231,946	3,223	5.53	139,009	1,966	5.53
Other interest-earning assets	30,255	567	7.46	26,584	511	7.65	35,718	743	8.32
Total interest-earning assets	7,245,002	119,829	6.58	7,177,363	120,454	6.68	6,722,668	105,267	6.21
Non-interest-earning assets	181,786			180,748			192,237
Allowance for credit losses	(63,536)			(60,608)			(53,570)
Total assets	$7,363,252			$7,297,503			$6,861,335
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$4,459,792	47,581	4.24	$4,314,237	51,266	4.73	$3,891,476	42,395	4.32
Certificates of deposit	116,062	1,254	4.30	41,028	471	4.57	34,179	272	3.16
Total interest-bearing deposits	4,575,854	48,835	4.25	4,355,265	51,737	4.73	3,925,655	42,667	4.31
Borrowed funds	350,892	4,391	4.98	270,633	3,484	5.12	427,250	5,606	5.25
Total interest-bearing liabilities	4,926,746	53,226	4.30	4,625,898	55,221	4.75	4,352,905	48,273	4.40
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,586,005			1,851,497			1,748,178
Other non-interest-bearing liabilities	128,995			113,666			116,995
Total liabilities	6,641,746			6,591,061			6,218,078
Stockholders' equity	721,506			706,442			643,257
Total liabilities and equity	$7,363,252			$7,297,503			$6,861,335
Net interest income		$66,603			$65,233			$56,994
Net interest rate spread (3)			2.28%			1.93%			1.81%
Net interest margin (4)			3.66%			3.62%			3.36%
Total cost of deposits (5)			3.15%			3.32%			2.98%
Total cost of funds (6)			3.25%			3.39%			3.14%

(1)	Ratios are annualized.
(2)	Amount includes deferred loan fees and non-performing loans.
(3)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(4)	Determined by dividing annualized net interest income by total average interest-earning assets.
(5)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.
(6)	Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

	Year ended
	Dec. 31, 2024			Dec. 31, 2023
	Average		Yield /	Average		Yield /
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans (1)	$5,842,570	$429,748	7.36%	$5,147,653	$345,039	6.70%
Available-for-sale securities	576,040	12,917	2.24	527,873	8,865	1.68
Held-to-maturity securities	450,048	8,369	1.86	499,379	9,608	1.92
Equity investments	3,377	92	2.73	2,381	52	2.17
Overnight deposits	269,472	15,013	5.57	176,813	9,319	5.20
Other interest-earning assets	29,386	2,240	7.62	33,061	2,522	7.63
Total interest-earning assets	7,170,893	468,379	6.53	6,387,160	375,405	5.88
Non-interest-earning assets	182,936			169,377
Allowance for credit losses	(60,384)			(49,923)
Total assets	$7,293,445			$6,506,614
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$4,298,166	$195,695	4.55	$3,299,427	$127,494	3.86
Certificates of deposit	57,227	2,318	4.05	42,926	1,183	2.76
Total interest-bearing deposits	4,355,393	198,013	4.55	3,342,353	128,677	3.85
Borrowed funds	336,364	17,282	5.14	445,061	23,892	5.37
Total interest-bearing liabilities	4,691,757	215,295	4.59	3,787,414	152,569	4.03
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,788,170			1,960,469
Other non-interest-bearing liabilities	119,364			137,725
Total liabilities	6,599,291			5,885,608
Stockholders' equity	694,154			621,006
Total liabilities and equity	$7,293,445			$6,506,614
Net interest income		$253,084			$222,836
Net interest rate spread (2)			1.94%			1.85%
Net interest margin (3)			3.53%			3.49%
Total cost of deposits (4)			3.22%			2.43%
Total cost of funds (5)			3.32%			2.65%

(1)	Amount includes deferred loan fees and non-performing loans.
(2)	Determined by subtracting the annualized average cost of total interest-bearing liabilities from the annualized average yield on total interest-earning assets.
(3)	Determined by dividing annualized net interest income by total average interest-earning assets.
(4)	Determined by dividing annualized interest expense on deposits by total average interest-bearing and non-interest bearing deposits.

(5)  Determined by dividing annualized interest expense by the sum of total average interest-bearing liabilities and total average non-interest-bearing deposits.

Reconciliation of Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the following tables:

	Quarterly Data					Year ended
(dollars in thousands,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2024	2024	2024	2024	2023	2024	2023
Average assets	$7,363,252	$7,297,503	$7,322,480	$7,185,768	$6,861,335	$7,293,445	$6,506,614
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible assets (non-GAAP)	$7,353,519	$7,287,770	$7,312,747	$7,176,035	$6,851,602	$7,283,712	$6,496,881

Average common equity	$721,506	$706,442	$680,064	$667,009	$643,257	$694,154	$621,006
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible common equity (non-GAAP)	$711,773	$696,709	$670,331	$657,276	$633,524	$684,421	$611,273

Total assets	$7,300,749	$7,403,358	$7,265,591	$7,453,371	$7,067,672	$7,300,749	$7,067,672
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible assets (non-GAAP)	$7,291,016	$7,393,625	$7,255,858	$7,443,638	$7,057,939	$7,291,016	$7,057,939

Common equity	$729,827	$715,191	$692,404	$673,541	$659,021	$729,827	$659,021
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value) (non-GAAP)	$720,094	$705,458	$682,671	$663,808	$649,288	$720,094	$649,288

Common shares outstanding	11,197,625	11,194,411	11,192,936	11,191,958	11,062,729	11,197,625	11,062,729
Book value per share (GAAP)	$65.18	$63.89	$61.86	$60.18	$59.57	$65.18	$59.57
Tangible book value per share (non-GAAP) (1)	$64.31	$63.02	$60.99	$59.31	$58.69	$64.31	$58.69

(1)	Tangible book value divided by common shares outstanding at period-end.

Explanatory Note

Some amounts presented within this document may not recalculate due to rounding.